Exhibit (d)(1)(ix)

STERLING CAPITAL FUNDS

AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT is made as of February 1, 2017 between Sterling Capital Funds, a Massachusetts business trust (hereinafter called the “Trust”), and Sterling Capital Management LLC, a subsidiary of BB&T Corporation (hereinafter called the “Investment Adviser”).

RECITALS

WHEREAS, the Trust and the Investment Adviser entered into the certain Investment Advisory Agreement, dated October 1, 2010 (as amended, supplemented or modified from time to time, the “Agreement”), pursuant to which the Investment Adviser furnishes certain investment advisory and related services in connection with the management of each of the investment portfolios of the Trust identified on Schedule A thereto; and

WHEREAS, in accordance with Section 13 of the Agreement, the Trust and the Investment Adviser wish to amend Schedule A;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:

1.
a.	Schedule A to the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto.

b.	Notwithstanding the duration and termination period set forth in Section 12 of the Agreement, the following provision shall govern as it relates to the Sterling Capital SMID Opportunities Fund (the “Fund”): “If not terminated, this Agreement shall continue in effect as to the Fund until January 31, 2018, and will continue for successive periods of twelve months each ending on January 31 of each year (a “Renewal Period”) if not terminated thereafter; and provided, further, that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust’s Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund.”

2.        Miscellaneous.

(a)      The captions in this Amendment are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)        This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

(c)        Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

(d)        The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of February 1, 2011, as amended, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS

By:	/s/ James T. Gillespie
Name:	James T. Gillespie
Title:	President

STERLING CAPITAL MANAGEMENT LLC

By:	/s/ Scott Haenni
Name:	Scott Haenni
Title:	Chief Operating Officer

As Revised February 1, 2017

Amended and Restated Schedule A

to the

Investment Advisory Agreement between

Sterling Capital Funds

and Sterling Capital Management LLC

Dated October 1, 2010

Name of Fund	Compensation*

Sterling Capital Short Duration Bond Fund	Annual rate of thirty one-hundredths of one percent (.30%) of the Sterling Capital Short Duration Bond Fund’s average daily net assets.

Sterling Capital Intermediate U.S. Government Fund	Annual rate of forty-three one-hundredths of one percent (.32%) of the Sterling Capital Intermediate U.S. Government Fund’s average daily net assets.

Sterling Capital Behavioral Large Cap Value Equity Fund	An annual rate of forty-five one-hundredths of one percent (.45%) of the Sterling Capital Behavioral Large Cap Value Equity Fund’s average daily net assets.

Sterling Capital North Carolina Intermediate Tax-Free Fund	Annual rate of forty-five one-hundredths of one percent (.35%) of the Sterling Capital North Carolina Intermediate Tax-Free Fund’s average daily net assets.

Sterling Capital Diversified Income Fund (f/k/a Sterling Capital Strategic Allocation Conservative Fund)	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Conservative Fund’s average daily net assets.

Sterling Capital Strategic Allocation Balanced Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Balanced Fund’s average daily net assets.

Sterling Capital Strategic Allocation Growth Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Growth Fund’s average daily net assets.

Sterling Capital South Carolina Intermediate Tax-Free Fund	Annual rate of forty-five one-hundredths of one percent (.35%) of the Sterling Capital South Carolina Intermediate Tax-Free Fund’s average daily net assets.

Sterling Capital Virginia Intermediate Tax-Free Fund	Annual Rate of forty-five one-hundredths of one percent (.35%) of the Sterling Capital Virginia Intermediate Tax-Free Fund’s average daily net assets

Sterling Capital Total Return Bond Fund	Annual Rate of thirty-seven one-hundredths of one percent (.37%) of the Sterling Capital Total Return Bond Fund’s average daily net assets.

Sterling Capital Mid Value Fund	Annual Rate of seventy one-hundredths of one percent (.70%) of the Sterling Capital Mid Value Fund’s average daily net assets

Sterling Capital West Virginia Intermediate Tax-Free Fund	Annual Rate of forty-five one-hundredths of one percent (.35%) of the Sterling Capital West Virginia Intermediate Tax-Free Fund’s average daily net assets

Sterling Capital Kentucky Intermediate Tax-Free Fund	Annual rate of forty-five one-hundredths of one percent (.35%) of the Sterling Capital Kentucky Intermediate Tax-Free Fund’s average daily net assets

Sterling Capital Maryland Intermediate Tax-Free Fund	Annual rate of forty-five one-hundredths of one percent (.35%) of the Sterling Capital Maryland Intermediate Tax-Free Fund’s average daily net assets

Sterling Capital Special Opportunities Fund	Annual rate of sixty-five one-hundredths of one percent (.65%) of the Sterling Special Opportunities Fund’s average daily net assets.

Sterling Capital Equity Income Fund	Annual rate of fifty-five one-hundredths of one percent (.55%) of the Sterling Capital Equity Income Fund’s average daily net assets.

Sterling Capital Behavioral Small Cap Value Equity Fund	Annual rate of seventy-five one-hundredths of one percent (.60%) of the Sterling Capital Behavioral Small Cap Value Equity Fund’s average daily net assets.

Sterling Capital Corporate Fund	Annual rate of thirty-five one-hundredths of one percent (.35%) of the Sterling Capital Corporate Fund’s average daily net assets.

Sterling Capital Securitized Opportunities Fund	Annual rate of thirty-five one-hundredths of one percent (.35%) of the Sterling Capital Securitized Opportunities Fund’s average daily net assets.

Sterling Capital Ultra Short Bond Fund	Annual rate of twenty one-hundredths of one percent (.20%) of the Sterling Capital Ultra Short Bond Fund’s average daily net assets.

Sterling Capital Long/Short Equity Fund	Annual rate of one percent and fifty one-hundredths of one percent (1.50%) of the Sterling Capital Long/Short Equity Fund’s average daily net assets.

Sterling Capital Behavioral International Equity Fund	Annual rate of eighty one-hundredths of one percent (.60%) of the Sterling Capital Behavioral International Equity Fund’s average daily net assets.

Sterling Capital Stratton Mid Cap Value Fund	Annual rate of (.70%) of the Sterling Capital Stratton Mid Cap Value Fund’s average daily net assets.

Sterling Capital Stratton Real Estate Fund	Annual rate of (.575%) of the Sterling Capital Stratton Real Estate Fund’s average daily net assets.

Sterling Capital Stratton Small Cap Value Fund	Annual rate of (.85%) of the Sterling Capital Stratton Small Cap Value Fund’s average daily net assets.

Sterling Capital SMID Opportunities Fund	Annual rate of (.70%) of the Sterling Capital SMID Opportunities Fund’s average daily net assets.

* All fees are computed daily and paid monthly.

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STERLING CAPITAL FUNDS

By:	/s/ James T. Gillespie
Name: James T. Gillespie
Title: President

STERLING CAPITAL MANAGEMENT LLC

By:	/s/ Scott Haenni
Name: Scott Haenni
Title: Chief Operating Officer